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                                                                   EXHIBIT 10.58

                                                         NVIDIA/E&S CONFIDENTIAL

THIS EXHIBIT CONTAINS CONFIDENTIAL INFORMATION WHICH HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THE CONFIDENTIAL INFORMATION ON PAGES 1, 2, 5, AND 7 HAS BEEN REPLACED WITH BRACKETS.

                         PATENT CROSS LICENSE AGREEMENT

                                     BETWEEN

                               NVIDIA CORPORATION

                                       AND

                    EVANS AND SUTHERLAND COMPUTER CORPORATION

This Patent Cross License Agreement ("AGREEMENT") is entered into as of October 15, 2001 ("EFFECTIVE DATE") by and between NVIDIA CORPORATION, a Delaware corporation, having an office at 2701 San Tomas Expressway, Santa Clara, CA 95050, U.S.A. ("NVIDIA") and EVANS AND SUTHERLAND COMPUTER CORPORATION, a Utah corporation, having an office at 600 Komas Drive, Salt Lake City, UT 84108, U.S.A. ("E&S").

IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES CONTAINED HEREIN, THE PARTIES AGREE AS FOLLOWS:

1.   DEFINITIONS

     1.1. "CAPTURE PERIOD" shall mean (subject to Section 3.9) any time on or prior to the [ ] anniversary of the Effective Date.

     1.2. "CHANGE OF CONTROL" shall mean a transaction or a series of related transactions in which (i) more than fifty percent (50%) of the outstanding shares or securities entitled to vote for the election of directors of a party become owned or controlled, directly or indirectly, by one or more related persons or entities, (ii) a party transfers all or substantially all of its business and assets, whether by sale, assignment, merger or otherwise, to another person or entity, (iii) a party files or commences a petition or case seeking reorganization, readjustment or arrangement of its business or files or commences any other petition or case under any law relating to bankruptcy or insolvency, or (iv) a party has filed or commenced against it a petition or case under any law relating to bankruptcy or insolvency, which petition or case is not dismissed within ninety (90) days after the date of its filing or commencement.

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                                                         NVIDIA/E&S CONFIDENTIAL

     1.3. "E&S LICENSED PRODUCTS" shall mean (subject to the provisions of Section 3.8) any goods and services sold by E&S as E&S' own product (as further defined in Section 3.4) and not on behalf of another.

     1.4. "E&S PATENTS" shall mean all Patents that at any time during the term of this Agreement are owned or controlled by E&S or any of its Subsidiaries or to which such entities have the right to grant licenses, to the extent that E&S or any of its Subsidiaries has the right to grant licenses within and of the scope set forth herein without the requirement to pay consideration to any third party (other than employees of the applicable party) for the grant of a license under this Agreement.

     1.5. "SPECIFIED FIELD OF USE" shall mean Sales of no more than [ ] units in the aggregate in any calendar year that are primarily designed for use in (a) [ ] used for [ ] and [ ] or [ ] of [ ], or [ ]; (b) [ ] for [ ] and other features; (c) [ ] for use in [ ] and [ ] for the [ ]; (d) software and components designed for use in such [ ] or for use in [ ] or other [ ]; and (e) [ ] (essentially [ ]) for [ ] and [ ], or [ ] or [ ]. Notwithstanding anything to the contrary in the preceding sentence, the "Specified Field of Use" shall not include any [ ] or [ ], or [ ] unless included as a component of a system defined in (a) through (e) above.

     1.6. "LICENSED PRODUCTS" shall mean Nvidia Licensed Products or E&S Licensed Products as applicable.

     1.7. "NVIDIA LICENSED PRODUCTS" shall mean any goods and services sold by Nvidia as Nvidia's own product (as further defined in Section 3.4) and not on behalf of another.

     1.8. "NVIDIA PATENTS" shall mean all Patents that at any time during the term of this Agreement are owned or controlled by Nvidia or any of its Subsidiaries or to which such entities have the right to grant licenses, to the extent that Nvidia or any of its Subsidiaries has the right to grant licenses within and of the scope set forth herein without the requirement to pay consideration to any third party (other than employees of the applicable party) for the grant of a license under this Agreement.

     1.9. "PATENT PURCHASE AND LICENSE AGREEMENT" shall mean the Patent Purchase and License Agreement entered into by E&S and Nvidia Subsidiary, Nvidia International Inc., concurrently with this Agreement.

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                                                         NVIDIA/E&S CONFIDENTIAL

     1.10. "PATENTS" shall mean all classes or types of patents, utility models and design patents (including, without limitation, originals, divisions, continuations, continuations-in-part, extensions or reissues), and applications for these classes or types of patent rights in all countries of the world that have or are entitled to claim the benefit of a first effective filing date during the Capture Period, including but not limited to the patents that are the subject of the Patent Purchase and License Agreement.

     1.11. "SALES" shall mean the sale, leasing, license, or other disposition of E&S Licensed Products, including any such sale, leasing, license, or other disposition by E&S Subsidiaries (and any former Subsidiary to which the benefits of the licenses granted under this Agreement are extended pursuant to Section 3.5).

     1.12. "SUBSIDIARY" shall mean any corporation, partnership or other entity, now or hereafter: (i) more than fifty percent (50%) of whose outstanding shares or securities entitled to vote for the election of directors or similar managing authority is directly or indirectly owned or controlled by a party hereto; or (ii) that does not have outstanding shares or securities but more than fifty percent (50%) of whose ownership interest representing the right to make the decisions for such entity is directly or indirectly owned or controlled by a party hereto; provided, however, that in each case such corporation, partnership or other entity shall be deemed to be a Subsidiary only so long as such ownership or control exists and is more than fifty percent (50%).

2.   MUTUAL RELEASES

     2.1. BY NVIDIA. Nvidia, on behalf of itself and its Subsidiaries, hereby releases, acquits and forever discharges E&S, its Subsidiaries that are Subsidiaries on the Effective Date, and its and their distributors and customers, direct and indirect, from any and all claims or liability for infringement of any Nvidia Patents that arose prior to the Effective Date of this Agreement, to the extent such infringement would have been licensed under the license granted to E&S hereunder if such license had been in existence at the time of such infringing activity.

     2.2. BY E&S. E&S, on behalf of itself and its Subsidiaries, hereby releases, acquits and forever discharges Nvidia, its Subsidiaries that are Subsidiaries on the Effective Date, and its and their distributors and customers, direct and indirect, from any and all claims or liability for infringement of any E&S Patents that arose prior to the Effective Date of this Agreement, to the extent such infringement would have been licensed under the license granted to Nvidia hereunder if such license had been in existence at the time of such infringing activity.

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                                                         NVIDIA/E&S CONFIDENTIAL
3.   GRANT OF RIGHTS

     3.1. NVIDIA LICENSE TO E&S. Subject to the terms and conditions of this Agreement, Nvidia hereby grants to E&S and to its Subsidiaries a non-exclusive, non-transferable, royalty-free, worldwide license, without the right to sublicense, under Nvidia Patents to:

          (a) make, have made (subject to Section 3.3 below), use, import, and directly or indirectly sell, offer to sell and otherwise dispose of E&S Licensed Products; and

          (b) make, have made, use and/or import any equipment and practice any method or process for use in the manufacture of E&S Licensed Products.

     3.2. E&S LICENSE TO NVIDIA. Subject to the terms and conditions of this Agreement, E&S hereby grants to Nvidia and to its Subsidiaries a non-exclusive, non-transferable, royalty-free, worldwide license, without the right to sublicense, under E&S Patents to:

          (a) make, have made (subject to Section 3.3), use, import, and directly or indirectly sell, offer to sell and otherwise dispose of Nvidia Licensed Products; and

          (b) make, have made, use and/or import any equipment and practice any method or process for use in the manufacture of Nvidia Licensed Products.

     3.3. HAVE MADE RIGHTS.

          (a) Each party's rights to have Licensed Products manufactured for it by third parties under the licenses granted under Sections 3.1 and 3.2 above shall apply only when the specifications (other than library tools and standard cells) of the product to be manufactured by such third party ("Foundered Product") are furnished by (as between the licensed party under this Agreement and the third party manufacturer) the licensed party.

          (b) Upon written request, the licensed party shall inform the other party whether, and if so to what extent, any manufacturer identified by the other party is manufacturing products for the licensed party pursuant to the "have made" rights licensed hereunder.

     3.4. FOUNDRY RIGHTS. The parties understand, acknowledge and agree that the licenses granted hereunder are intended to cover only the products of the two parties to this Agreement and their Subsidiaries, and are not intended to cover foundry activities that either party may undertake on behalf of third parties. Therefore, for the licenses granted in Sections 3.1 and 3.2, the definition of Licensed Products of a party hereto shall exclude products (including without limitation Applications

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                                                         NVIDIA/E&S CONFIDENTIAL

           Specific Integrated Circuits ("ASICs")) manufactured on behalf of a third party from designs received in a substantially completed form from a third party for resale to or on behalf of that party. The limitations on the definition of Licensed Products set forth in this
           Section 3.4 shall not apply to manufacturing methods and processes as licensed hereunder pursuant to Sections 3.1 (b) and 3.2 (b).

     3.5. LICENSES AND SUBSIDIARIES.

          (a) Except as provided below, this Agreement shall extend to and be binding upon all of each party's Subsidiaries, and the parties shall ensure that all such Subsidiaries are bound by the terms of this Agreement. Upon written request by a party, the other party will give it written notice to identify any Subsidiary to which a license has been extended.

          (b)  The extension of license rights to a Subsidiary shall apply only
               (i) during the time period when such a business entity meets all requirements of a Subsidiary and (ii) in the case of one but only one Subsidiary per party during the term of this Agreement, after such entity ceases to be a Subsidiary, if such former Subsidiary has so elected pursuant to the provisions of Section 3.5(c), but only as to E&S Licensed Products or Nvidia Licensed Products, as the case may be, of such former Subsidiary that (A) were, as of the date such entity ceased to be a Subsidiary, in production and shipped as commercial products or (B) were, as of the date such entity ceased to be a Subsidiary, under development and are placed in production and shipped as commercial products of such entity within [ ] thereafter (collectively "Covered Products"), and any improvements or derivatives of Covered Products; provided that in the case of such former Subsidiary of E&S, Covered Products shall be limited to Covered Products within the Specified Field of Use.

          (c) If a Subsidiary of a party that owns or controls any Patents at any time during the term of this Agreement that are licensed to the other party hereunder ceases to be a Subsidiary, the licenses granted to the other party and its Subsidiaries hereunder under such Patents having an effective filing date on or prior to the date such Subsidiary ceases to be a Subsidiary shall continue even after such entity ceases to be a Subsidiary for the life of all such Patents. If a Subsidiary of a party ceases to be a Subsidiary, in the case of one but only one Subsidiary per party during the term of this Agreement, such Subsidiary may elect to retain benefits of the licenses granted hereunder, subject to the limitations set forth in Section 3.5(b), by written notice of such election to the other party given at or prior to the time it ceases to be a Subsidiary, and in the event of such election all Patents owned or controlled by such former Subsidiary or any of its Subsidiaries at any time during the term of this Agreement shall be subject

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                                                         NVIDIA/E&S CONFIDENTIAL

               to and included within the licenses granted to the other party and its Subsidiaries under this Agreement.

          (d) Each party agrees to take all steps that are reasonable under the circumstances so that Patents covering inventions that are made solely by one or more of its and/or its Subsidiaries' employees and contractors for which substantially all of the funding is provided by it and/or its Subsidiaries, are included among the Patents licensed by it hereunder.

     3.6. COVENANTS NOT TO SUE.

          (a) Nvidia covenants and agrees for itself and on behalf of its Subsidiaries, that neither Nvidia nor any of its Subsidiaries shall commence, maintain, prosecute or voluntarily aid in any action at law, equity or any other proceeding against users, customers and distributors of E&S Licensed Products based in whole or in part on any claim of infringement of any Nvidia Patent arising out of the use, promotion, sale, offer for sale, importation or other distribution or transfer of E&S Licensed Products, either alone or in combination with other products; provided, however, that such covenant shall not apply to any product or portion thereof not provided by E&S that itself infringes an Nvidia Patent.

          (b) E&S covenants and agrees for itself and on behalf of its Subsidiaries, that neither E&S nor any of its Subsidiaries shall commence, maintain, prosecute or voluntarily aid in any action at law, equity or any other proceeding against users, customers and distributors of Nvidia Licensed Products based in whole or in part on any claim of infringement of any E&S Patent arising out of the use, promotion, sale, offer for sale, importation or other distribution or transfer of Nvidia Licensed Products, either alone or in combination with other products; provided, however, that such covenant shall not apply to any product or portion thereof not provided by Nvidia that itself infringes an E&S Patent.

     3.7. FULL RIGHTS.

          (a) In the event that neither a party nor any of its Subsidiaries has the right to grant a license under any particular patent right of the scope set forth herein, then the license granted herein under such Patent shall be of the broadest scope within the scope set forth herein which the licensing party or any of its Subsidiaries has the right to grant.

          (b) Notwithstanding anything to the contrary contained herein, in the event that either party or any of its Subsidiaries obtains rights to any Patents that would be included within the Patents licensed hereunder but for the fact that such a license would require the party granting such license to make payments to a third party (other than employees or contractors of the

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               applicable party, its Subsidiaries, or employees or contractors thereof), such Patents shall be included within the Nvidia Patents or the E&S Patents, as the case may be, if the party to whom such Patents would be licensed under this Agreement agrees in a separate written agreement to be bound by, and protect such grantor against, those payment obligations.

     3.8. CHANGE OF CONTROL. In the event that E&S undergoes a Change of Control, the definition of E&S Licensed Product shall automatically be limited to and deemed amended to include only those E&S Licensed Products that are within the Specified Field of Use.

     3.9. MATERIAL BREACH. In the event that a party hereto commits a material breach of this Agreement and does not correct such breach within
           [               ] after receiving written notice complaining thereof
           from the other party hereto, the Capture Period in Section 1.1 that applies to licensed Patents that are owned or controlled by the party
           providing such written notice shall automatically [                 ]
           the date on which a party that [        ] of this [               ]
           thereof under [        ], but the Capture Period in Section 1.1 that
           applies to licensed Patents that are owned or controlled by the party that commits any such material breach shall remain unaffected.

     3.10. MUTUAL ASSISTANCE.

          (a) If either party (the "defendant party") is sued or threatened with suit for patent infringement by a third party, the other party (the "assisting party") will, upon request and at the sole expense of the defendant party, assist the defendant party by making available prior art or other information reasonably available to such party relevant to the validity of such infringement claim. Nothing in this Section 3.10 shall obligate the assisting party to (i) provide information or materials to the defendant party that, in the opinion of the assisting party, would waive the attorney client privilege, constitutes attorney work product, or contains trade secret or confidential information of any third party to whom such party owes an obligation of confidentiality, or (ii) commit resources that would interfere unreasonably with its business. The defendant party shall bear the costs, and reimburse the assisting party for any reasonable costs (including the time of its employees) incurred by the assisting party, in providing such information, including any such reasonable costs incurred in connection with depositions or other participation by the assisting party or its employees in the proceedings.

          (b) Unless otherwise agreed in writing by the assisting party, the defendant party shall use the information provided by the assisting party under Section 3.10(a) solely for purposes of defense against the infringement claim, and shall maintain such information in strict confidence and

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                                                         NVIDIA/E&S CONFIDENTIAL

               disclose such information solely (i) to its counsel, experts retained by its counsel in connection with defense of the claim, and employees with a need to know such information in connection with the defense of the claim, subject in each case to written confidentiality agreements, and (ii) upon at least ten (10) days prior advance notice to the assisting party, in connection with court proceedings, subject to confidentiality provisions embodied in a court-entered protective order.

     3.11. NO OTHER RIGHTS. No other rights are granted hereunder, by implication, estoppel or otherwise, except as expressly provided herein. Specifically, except as expressly provided in this Section 3, nothing in the licenses granted hereunder or otherwise contained in this Agreement shall expressly or by implication, estoppel or otherwise give either party any right to license the other party's Patents to others.

4.   EFFECTIVE DATE, TERM AND TERMINATION

     4.1. TERM. This Agreement and the rights and licenses granted hereunder shall become effective on the Effective Date, and shall continue in effect until the expiration of the last to expire of the licensed Patents, unless and to the extent terminated by a party pursuant to
          Section 4.2.


     4.2. TERMINATION RIGHTS. A party may terminate the rights and licenses granted to the other party and its Subsidiaries under this Agreement upon sixty (60) days written notice of termination to the other party given at any time upon or after the appointment of a receiver for all or substantially all of the other party's property or the making of an assignment for the benefit of its creditors under any law relating to bankruptcy or insolvency, or the institution of any proceedings for the liquidation or winding up of the other party's business or for the termination of its corporate charter. In the event of a termination under this Section 4.2, the rights and licenses granted under this Agreement to the other party and its Subsidiaries shall terminate as to Patents having an effective filing date on or after the date of such termination, but shall continue as to Patents having an effective filing date before the date of such termination solely for Covered Products and any improvements or derivatives thereof, provided that in the case of E&S and its Subsidiaries such Covered Products shall be limited to Covered Products within the Specified Field of Use, and the rights and licenses granted under this Agreement to the terminating party and its Subsidiaries shall survive such termination, subject to continued compliance with the terms and conditions of this Agreement.

     4.3. SURVIVAL. The provisions of Sections 1, 2, 3.11, 4.2, 4.3, 5 and 6 will survive any termination or expiration of this Agreement.

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5.   DISCLAIMERS

     5.1. DISCLAIMER. Nothing contained in this Agreement shall be construed as:

          (a) a warranty or representation by either of the parties to this Agreement as to the validity, enforceability or scope of any Patent;

          (b) a warranty or representation that any manufacture, sale, lease, use or other disposition of Licensed Products hereunder will be free from infringement of any third party patents other than those under which licenses have been granted hereunder;

          (c) an agreement to bring or prosecute actions or suits against third parties for infringement or conferring any right to bring or prosecute actions or suits against third parties for infringement;

          (d) conferring any right to use in advertising, publicity, or otherwise, any trademark, trade name or names, or any contraction, abbreviation or simulation thereof, of either party;

          (e) conferring by implication, estoppel or otherwise, upon any party licensed hereunder, any license or other right under any patent, copyright, mask work, trade secret, trademark or other intellectual property right except the licenses and rights expressly granted hereunder; or

          (f) an obligation to furnish any technical information or know-how except as expressly provided herein.

     5.2. NO IMPLIED WARRANTIES. EACH PARTY HEREBY DISCLAIMS ANY IMPLIED WARRANTIES WITH RESPECT TO THE PATENTS LICENSED HEREUNDER, INCLUDING WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

     5.3. LIMITATION OF LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO LOST BUSINESS, REVENUES OR PROFITS AND WORK STOPPAGES OR DELAYS, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

6.   MISCELLANEOUS PROVISIONS

     6.1. AUTHORITY. Each of the parties hereto represents and warrants that it has the right to grant the other the licenses granted hereunder.

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                                                         NVIDIA/E&S CONFIDENTIAL

     6.2. AGREEMENT ASSIGNMENT. This Agreement is personal to the parties, and the Agreement and any rights or obligations hereunder are not assignable without the prior written consent of the other party, which consent may be withheld at the sole discretion of such other party, except (subject to the provisions of Section 3.8) in connection with the transfer of all, or substantially all of its business and assets whether by sale, change in ownership, merger, acquisition or otherwise. The provisions of this Section 6.2 shall not be construed as a waiver by either party of its rights under applicable law to prohibit or restrict the assignment of this Agreement and the licenses granted hereunder, nor constitute a consent to the assumption or assignment of this Agreement or any of the licenses granted hereunder except as expressly provided and limited by Sections 3.8 and 6.2 of this Agreement. Any attempted assignment in derogation of the foregoing shall be null and void. The Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

     6.3. PATENT ASSIGNMENTS. Neither party nor its Subsidiaries shall assign or transfer any of its licensed Patents unless such assignment is made subject to the terms and conditions of this Agreement. Any attempted assignment in derogation of the foregoing shall be null and void.

     6.4. NOTICE. All notices required or permitted to be given hereunder shall be in writing and shall be delivered by hand, or if dispatched by prepaid air courier or by registered or certified airmail, postage prepaid, addressed as follows:

          If to Nvidia:                      If to E&S:
          ------------                       ---------

          Nvidia Corporation                 Evans and Sutherland Computer Corp.
          2701 San Tomas Expressway          600 Komas Drive
          Santa Clara, CA 95050              Salt Lake City, UT 84108
          United States of America           United States of America
          Attn.: Chief Patent Counsel        Attn: Chief Financial Officer

          Such notices shall be deemed to have been served when received by addressee or, if delivery is not accomplished by reason of some fault of the addressee, when tendered for delivery. Either party may give written notice of a change of address and, after notice of such change has been received, any notice or request shall thereafter be given to such party as above provided at such changed address.

     6.5. CONSTRUCTION; NO RULE OF STRICT CONSTRUCTION. Regardless of which party may have drafted this Agreement, no rule of strict construction shall be applied against either party. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including," and variations

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                                                         NVIDIA/E&S CONFIDENTIAL

          thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation." Except as otherwise indicated, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

     6.6. SEVERABILITY. If any provision of this Agreement is determined by a court to be unenforceable, the parties shall deem the provision to be modified to the extent necessary to allow it to be enforced to the extent permitted by law, or if it cannot be modified, the provision will be severed and deleted from this Agreement, and the remainder of the Agreement will continue in effect.

     6.7. TAXES. Each party shall be responsible for the payment of its own tax liability arising from this transaction. The parties intend that this Agreement constitutes a nontaxable exchange of like kind intangible personal property pursuant to the rules of Section 1031 of the Internal Revenue Code of 1986, as amended. The parties agree to report this transaction consistent with nontaxable treatment in all tax returns, reports and filings.

     6.8. ENTIRE AGREEMENT. This Agreement embodies the entire understanding of the parties with respect to the subject matter hereof, and merges all prior and contemporaneous discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understandings, or representations with respect to the subject matter hereof other than as expressly provided herein; provided that nothing in this Agreement shall modify or supersede the terms, conditions, warranties, representations or other provisions of the Patent Purchase and License Agreement. No oral explanation or oral information by either party hereto shall alter the meaning or interpretation of this Agreement.

     6.9. MODIFICATION; WAIVER. No modification or amendment to this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default will not constitute a waiver of any other right hereunder or any subsequent breach or default.

     6.10.GOVERNING LAW. This Agreement and matters connected with the performance thereof shall be construed, interpreted, applied and governed in all respects in accordance with the laws of the United States of America and the State of California, without reference to conflict of laws principles.

     6.11.JURISDICTION; VENUE. E&S and Nvidia agree that all disputes and litigation regarding this Agreement and matters connected with its performance shall be subject to the exclusive jurisdiction of the United States District Court for the Northern District of California, if such court has personal and subject matter jurisdiction of the litigation, or if not the courts of the State of California located in the County of Santa Clara. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of such courts in connection

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                                                         NVIDIA/E&S CONFIDENTIAL

          with any such legal proceeding; (ii) agrees that such courts shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in such courts, any claim that such party is not subject personally to the jurisdiction of such courts, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such courts.

     6.12.CONFIDENTIALITY OF TERMS. The parties hereto shall keep the terms of this Agreement confidential and shall not now or hereafter divulge these terms to any third party except:

          (a)  with the prior written consent of the other party;

          (b) if so required by the order or demand of any governmental body having jurisdiction to call therefor, provided that the disclosing party uses its best efforts to give the other party reasonable notice prior to such disclosure and joins or cooperates in obtaining an appropriate protective order;

          (c) only to the extent a party determines such disclosure may be required by regulation, law or legal process, including to legal and financial advisors in their capacity of advising a party in such matters and in disclosure documents required to be filed with the SEC or under stock exchange rules;

          (d) during the course of litigation so long as the disclosure of such terms and conditions are restricted in the same manner as is the confidential information of other litigating parties and so long as: (a) the restrictions are embodied in a court-entered protective order; and (b) the disclosing party informs the other party in writing at least ten (10) days in advance of the disclosure;

          (e) in confidence to employees with a need to know, legal counsel, accountants, banks and financing sources and their advisors solely in connection with complying with financial transactions;

          (f) where the terms disclosed are, through no act or failure to act on the part of the disclosing party, generally known in the computer graphics or simulation industry; or

          (g) in confidence to employees of the acquiring party with a need to know, and legal counsel, accountants, banks and financing sources and their advisors solely in connection with the negotiation and closing of a transaction involving a Change of Control.

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                                                         NVIDIA/E&S CONFIDENTIAL

          The parties shall cooperate in preparing and agree to an announcement or press release relating to this Agreement.

     6.13.COMPLIANCE WITH LAWS. Anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties hereto and of the Subsidiaries of the parties shall be subject to all laws, present and future, of any government having jurisdiction over the parties hereto or the Subsidiaries of the parties.

     6.14.FORCE MAJEURE. The parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties.

     6.15.IMPORT AND EXPORT LAWS. Neither party shall export or re-export
          Licensed Products, or any direct product thereof, without first having obtained the appropriate U.S. or foreign government licenses. In no event will either party export Licensed Products to any country to which export is prohibited by the U.S. Each party shall indemnify, defend and hold the other harmless from and against any claims, damages or litigation costs resulting from or relating to the indemnifying party's failure to comply with this Section 6.15.

     6.16.SECTION 365(n). For purposes of Section 365(n) of the United States
          Bankruptcy Code (the "Code"), this Agreement is an "executory contract," the Patents are "intellectual property," and the parties are each a "licensor of a right to intellectual property" within the meaning of the Code. Notwithstanding any provision contained herein to the contrary, if a party is under any proceeding under the Code, and such party as debtor-in-possession or its trustee elects to reject this Agreement, the other party may, pursuant to Section 365(n)(1) and
          (2) of the Code, retain all of its rights hereunder to the maximum extent permitted by law.

     6.17.COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

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                                                         NVIDIA/E&S CONFIDENTIAL

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the Effective Date.


EVANS AND SUTHERLAND COMPUTER                    NVIDIA CORPORATION
CORPORATION

By: /s/ James R. Oyler                           By: /s/ Jen-Hsun Huang


James R. Oyler                                   Jen-Hsun Huang
--------------                                   --------------
Printed Name                                     Printed Name

President and CEO                                President and CEO
-----------------                                -----------------
Title                                            Title

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